UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2019

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2019, Catalent Pharma Solutions, Inc. (the “Operating Company”), a wholly owned subsidiary of Catalent, Inc. (the “Company”), completed its previously announced private offering of $500.0 million aggregate principal amount of its 5.00% Senior Notes due 2027 (the “Notes”). The Notes are fully and unconditionally guaranteed, jointly and severally, by all of the wholly owned U.S. subsidiaries of the Operating Company that guarantee its senior secured credit facilities. The Notes were issued pursuant to an indenture, dated as of June 27, 2019 (the “Indenture”), by and among the Operating Company, the subsidiary guarantors named therein (the “Guarantors”), and Deutsche Bank Trust Company Americas, as trustee.

The Notes and the related guarantees were offered in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons reasonably believed to be non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will mature on July 15, 2027. Interest on the Notes accrues at the rate of 5.00% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2020.

The Operating Company intends to use the net proceeds from the sale of the Notes to (i) repay in full the outstanding borrowings under its U.S. dollar-denominated term loans that mature in May 2024 under its senior secured credit facilities, plus any accrued and unpaid interest thereon, (ii) pay related fees and expenses, and (iii) provide cash on its balance sheet for general corporate purposes.

The Notes are unsecured senior obligations of the Operating Company and will rank equally in right of payment with all of its existing and future unsubordinated indebtedness, rank senior in right of payment to any of its future indebtedness that expressly provides for its subordination to the Notes, be structurally subordinated to all of the existing and future indebtedness and other liabilities of its subsidiaries that are not guarantors of the Notes, and be effectively subordinated to all of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including obligations under the Operating Company’s senior secured credit facilities). The guarantees will be unsecured senior obligations of the Guarantors and will rank equally in right of payment with all of the Guarantors’ existing and future unsubordinated indebtedness, senior in right of payment to any future indebtedness of the Guarantors that expressly provides for its subordination to the guarantees, and be effectively subordinated to all existing and future secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness (including the Guarantors’ guarantees of the Operating Company’s obligations under its senior secured credit facilities). The Notes are not guaranteed by either PTS Intermediate Holdings LLC or the Company, the direct and indirect parent companies of the Operating Company. The Notes and the guarantees rank equally to the Operating Company’s existing 4.75% Senior Notes due 2024 and 4.875% Senior Notes due 2026 and related guarantees.

The Operating Company may redeem some or all of the Notes prior to July 15, 2022 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Operating Company may redeem some or all of the Notes on or after July 15, 2022 at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to July 15, 2022, the Operating Company may redeem up to 40% of the aggregate principal amount of the Notes with funds in an aggregate amount not exceeding the net cash proceeds from certain equity offerings at a redemption price equal to 105.00% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), the Operating Company must make an offer to repurchase all of the outstanding Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains covenants that, among other things, limit the ability of the Operating Company and its restricted subsidiaries to (i) incur or guarantee more debt or issue certain preferred shares, (ii) pay dividends on, repurchase, or make distributions in respect of their capital stock or make other restricted payments, (iii) make certain investments, (iv) sell certain assets, (v) create liens, (vi) consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets, (vii) enter into certain transactions with their affiliates, and (viii) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of exceptions, limitations, and qualifications as set forth in the Indenture.

The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Operating Company or certain of its subsidiaries. Upon an event of default, either the holders of at least 30% in principal amount of the then-outstanding Notes or the Trustee may declare the Notes immediately due and payable, or in certain circumstances, the Notes automatically will become due and immediately payable.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated June 27, 2019, by and among Catalent Pharma Solutions, Inc., the subsidiary guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee.

4.2	Form of 5.00% Senior Notes due 2027 (included as part of Exhibit 4.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ Steven L. Fasman
Steven L. Fasman
Senior Vice President, General Counsel and Secretary

Date: June 27, 2019